Exhibit 99.1

Guidewire Announces Third Quarter Fiscal Year 2024 Financial Results

SAN MATEO, Calif., June 4, 2024 - Guidewire (NYSE: GWRE) today announced its financial results for the fiscal quarter ended April 30, 2024.

“Our outstanding third quarter results were driven by strong Tier-1 deal volume and an acceleration in migration activity, particularly in Asia Pacific,” said Mike Rosenbaum, chief executive officer, Guidewire. “Our dedication to continuous innovation and frequent product releases is not only maturing the Guidewire Cloud Platform but also driving global engagement, reinforcing our confidence in delivering on our pipeline and strategic objectives.”

“In the third quarter, we exceeded expectations for ARR, revenue, and operating income, fueled by eight cloud deals that contributed to a 33% increase in InsuranceSuite cloud wins year-to-date,” said Jeff Cooper, chief financial officer, Guidewire.

Third Quarter Fiscal Year 2024 Financial Highlights

Revenue
•Total revenue for the third quarter of fiscal year 2024 was $240.7 million, an increase of 16% from the same quarter in fiscal year 2023. Subscription and support revenue was $138.0 million, an increase of 28%; license revenue was $56.2 million, an increase of 11%; and services revenue was $46.5 million, a decrease of 6%, each as compared to the same quarter in fiscal year 2023.
•As of April 30, 2024, annual recurring revenue, or ARR, was $828 million, compared to $763 million as of July 31, 2023. ARR results for interim quarterly periods in fiscal year 2024 are based on actual currency rates at the end of fiscal year 2023, held constant throughout the year.

Profitability
•GAAP loss from operations was $16.7 million for the third quarter of fiscal year 2024, compared with GAAP loss from operations of $57.8 million for the same quarter in fiscal year 2023.
•Non-GAAP income from operations was $20.8 million for the third quarter of fiscal year 2024, compared with non-GAAP loss from operations of $12.2 million for the same quarter in fiscal year 2023.
•GAAP net loss was $5.5 million for the third quarter of fiscal year 2024, compared with GAAP net loss of $45.6 million for the same quarter in fiscal year 2023. GAAP net loss per share was $0.07, based on diluted weighted average shares outstanding of 82.5 million, compared to a GAAP net loss per share of $0.56 for the same quarter in fiscal year 2023, based on diluted weighted average shares outstanding of 81.8 million.
•Non-GAAP net income was $21.7 million for the third quarter of fiscal year 2024, compared with non-GAAP net loss of $6.4 million for the same quarter in fiscal year 2023. Non-GAAP net income per share was $0.26, based on diluted weighted average shares outstanding of 84.0 million, compared to a non-GAAP net loss per share of $0.08 for the same quarter in fiscal year 2023, based on diluted weighted average shares outstanding of 81.8 million.

Liquidity and Capital Resources
•Guidewire had $934.2 million in cash, cash equivalents, and investments at April 30, 2024, compared to $927.5 million at July 31, 2023. Guidewire generated $2.0 million in cash from operations during the nine months ended April 30, 2024.

Business Outlook
Guidewire is issuing the following outlook for the fourth quarter of fiscal year 2024 based on current expectations:
•ARR between $856 million and $864 million
•Total revenue between $279 million and $287 million
•Operating income between $5 million and $13 million
•Non-GAAP operating income between $43 million and $51 million

Guidewire is updating the following outlook for fiscal year 2024 based on current expectations as follows:
•ARR between $856 million and $864 million
•Total revenue between $968 million and $976 million
•Operating loss between $58 million and $50 million
•Non-GAAP operating income between $94 million and $102 million
•Operating cash flow between $130 million and $150 million

Conference Call Information

What:	Guidewire Third Quarter Fiscal Year 2024 Financial Results Conference Call
When:	Tuesday, June 4, 2024
Time:	2:00 p.m. PT (5:00 p.m. ET)
Live Call:	(877) 704-4453, Domestic
Live Call:	(201) 389-0920, International
Replay:	(844) 512-2921, Passcode 13745798, Domestic
Replay	(412) 317-6671, Passcode 13745798, International
Webcast:	http://ir.guidewire.com/ (live and replay)

The webcast will be archived on Guidewire’s website (www.guidewire.com) for a period of three months.

Non-GAAP Financial Measures and Other Metrics
This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP tax provision (benefit), non-GAAP net income (loss) per share, and free cash flow. Non-GAAP gross profit and non-GAAP income (loss) from operations exclude stock-based compensation, amortization of intangibles, net impact of assignment of lease agreement, and acquisition consideration holdback. Non-GAAP net income (loss) and non-GAAP tax provision (benefit) also exclude the amortization of debt issuance costs from our convertible senior notes, gain on sale of strategic investment, changes in fair value of strategic investments, and related tax effects of the non-GAAP adjustments. Additionally, non-GAAP net income (loss) per share includes shares from the conversion premium and excludes the tax-effected interest expense on convertible debt using the if-converted method. Free cash flow consists of net cash flow provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized software development costs. These non-GAAP measures enable us to analyze our financial performance without the effects of certain non-cash items such as amortization and stock-based compensation.
Annual recurring revenue (“ARR”) is used to quantify the annualized recurring value outlined in active customer contracts at the end of a reporting period. ARR includes the annualized recurring value of term licenses, subscription agreements, support contracts, and hosting agreements based on customer contractual terms and invoicing activities for the current reporting period, which may not be the same as the timing and amount of revenue recognized. ARR reflects all fee changes due to contract renewals, non-renewals, expansion, cancellations, attrition, or renegotiations at a higher or lower fee arrangement that are effective as of the ARR reporting date. All components of the licensing and other arrangements that are not expected to recur (primarily perpetual licenses and professional services) are excluded from our ARR calculations. In some arrangements with multiple performance obligations, a portion of recurring license and support or subscription contract value is allocated to services revenue for revenue recognition purposes, but does not get allocated for purposes of calculating ARR. This revenue allocation generally only impacts the initial term of the contract. This means that as we increase arrangements with multiple performance obligations that include services at discounted rates, more of the total contract value will be recognized as services revenue, but our reported ARR amount will not be impacted. During the nine months ended April 30, 2024, the recurring license and support or subscription contract value recognized as services revenue was $7.3 million.
Guidewire believes that these non-GAAP financial measures and other metrics provide useful information to management and investors regarding certain financial and business trends relating to Guidewire’s financial condition and results of operations. Guidewire’s management uses these non-GAAP measures and other metrics to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation, and for budgeting and planning purposes. Guidewire believes that the use of these non-GAAP financial measures and other metrics provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing Guidewire’s financial measures with other software companies, many of which present similar non-GAAP financial measures and other metrics to investors.
Guidewire's management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Guidewire’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Guidewire urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including the financial tables at the end of this press release, and not to rely on any single financial measure to evaluate Guidewire’s business.

About Guidewire
Guidewire is the platform P&C insurers trust to engage, innovate, and grow efficiently. We combine digital, core, analytics, and machine learning to deliver our platform as a cloud service. More than 540 insurers in 40 countries, from new ventures to the largest and most complex in the world, run on Guidewire.

As a partner to our customers, we continually evolve to enable their success. We are proud of our unparalleled implementation track record, with more than 1,600 successful projects, supported by the largest R&D team and partner ecosystem in the industry. Our marketplace provides hundreds of applications that accelerate integration, localization, and innovation.

Guidewire uses its Investor Relations website (ir.guidewire.com), X (formerly known as Twitter) feed (@Guidewire_PandC), and LinkedIn page (www.linkedin.com/company/guidewire-software) as a means of disclosing information about the company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to Guidewire’s press releases, SEC filings, public conference calls, and webcasts.

NOTE: For information about Guidewire’s trademarks, visit www.guidewire.com/legal-notices.

Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and targets, our future business momentum relating to our cloud deals, cloud migration, product innovation, and profitability expectations, and our associated business plan, vision and strategy. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Guidewire’s control. Guidewire’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Guidewire’s most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by Guidewire from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: quarterly and annual operating results may fluctuate more than expected; seasonal and other variations related to our customer agreements and related revenue recognition may cause significant fluctuations in our results of operations, ARR, and cash flows; our reliance on sales to and renewals from a relatively small number of large customers for a substantial portion of our revenue and ARR; our ability to successfully manage any changes to our business model, including the transition of our products to cloud offerings and the costs related to cloud operations, cybersecurity, product development, and services; the timing, success, and number of professional services engagements and the billing rates and utilization of our professional services employees and contractors; recent global events (including, without limitation, ongoing conflicts such as the wars between Israel and Hamas and between Russia and Ukraine, escalating tensions in the South China Sea, high inflation, economic volatility, bank failures and associated financial instability and crises, and supply chain issues) and their impact on our employees and our business and the businesses of our customers, system integrator (“SI”) partners, and vendors; data security breaches of our cloud-based products or unauthorized access to our employees’ or our customers’ data; our competitive environment and changes thereto; issues in the development and use of artificial intelligence and machine learning combined with an uncertain regulatory environment; our services revenue produces lower gross margins than our license, subscription and support revenue; our product development and sales cycles are lengthy and may be affected by factors outside of our control; the impact of new regulations and laws (including, without limitation, security, privacy, artificial intelligence and machine learning, tax regulations and laws, and accounting standards); assertions by third parties that we violate their intellectual property rights; weakened global economic conditions may adversely affect the P&C insurance industry, including the rate of information technology spending; general political or destabilizing events, including war, conflict or acts of terrorism; our ability to sell our products is highly dependent on the quality of our professional services and SI partners; the risk of losing key employees; the challenges of international operations, including changes in foreign exchange rates in countries such as Argentina; and other risks and uncertainties. Past performance is not indicative of future results. The forward-looking statements included in this press release represent Guidewire’s views as of the date of this press release. Guidewire anticipates that subsequent events and developments will cause its views to change. Guidewire undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Guidewire’s views as of any date subsequent to the date of this press release.

Investor Contact:
Alex Hughes
Guidewire
(650) 356-4921
ir@guidewire.com

Media Contact:
Diana Stott
Guidewire
(650) 781-9955
dstott@guidewire.com

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	April 30, 2024	July 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$359,600	$401,813
Short-term investments	422,691	396,872
Accounts receivable, net	104,344	151,034
Unbilled accounts receivable, net	125,531	87,752
Prepaid expenses and other current assets	69,345	62,132
Total current assets	1,081,511	1,099,603
Long-term investments	151,891	128,782
Unbilled accounts receivable, net	7,288	11,112
Property and equipment, net	55,025	54,499
Operating lease assets	46,267	52,373
Intangible assets, net	10,372	14,473
Goodwill	372,214	372,214
Deferred tax assets, net	255,547	226,875
Other assets	59,910	67,957
TOTAL ASSETS	$2,040,025	$2,027,888
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$23,514	$34,627
Accrued employee compensation	76,538	103,980
Deferred revenue, net	181,689	206,923
Convertible senior notes, net	398,467	—
Other current liabilities	24,599	27,731
Total current liabilities	704,807	373,261
Lease liabilities	37,120	42,972
Convertible senior notes, net	—	397,171
Deferred revenue, net	3,210	5,988
Other liabilities	9,522	9,030
Total liabilities	754,659	828,422
STOCKHOLDERS’ EQUITY:
Common stock	8	8
Additional paid-in capital	1,940,691	1,831,267
Accumulated other comprehensive income (loss)	(14,521)	(13,859)
Retained earnings (accumulated deficit)	(640,812)	(617,950)
Total stockholders’ equity	1,285,366	1,199,466
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,040,025	$2,027,888

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except share and per share data)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2024	2023	2024	2023
Revenue:
Subscription and support	$137,970	$107,499	$397,239	$312,321
License	56,210	50,602	161,318	164,669
Services	46,498	49,389	130,425	158,393
Total revenue	240,678	207,490	688,982	635,383
Cost of revenue(1):
Subscription and support	51,185	52,281	149,173	156,896
License	837	1,243	3,539	4,961
Services	46,429	55,048	139,345	178,993
Total cost of revenue	98,451	108,572	292,057	340,850
Gross profit:
Subscription and support	86,785	55,218	248,066	155,425
License	55,373	49,359	157,779	159,708
Services	69	(5,659)	(8,920)	(20,600)
Total gross profit	142,227	98,918	396,925	294,533
Operating expenses(1):
Research and development	66,134	63,055	194,061	182,927
Sales and marketing	50,487	46,864	144,249	138,113
General and administrative	42,302	46,815	121,502	129,078
Total operating expenses	158,923	156,734	459,812	450,118
Income (loss) from operations	(16,696)	(57,816)	(62,887)	(155,585)
Interest income	10,824	6,627	31,727	16,657
Interest expense	(1,686)	(1,683)	(5,061)	(5,034)
Other income (expense), net	(6,535)	(3,356)	(9,501)	(5,889)
Income (loss) before provision for (benefit from) income taxes	(14,093)	(56,228)	(45,722)	(149,851)
Provision for (benefit from) income taxes	(8,615)	(10,660)	(22,860)	(25,776)
Net income (loss)	$(5,478)	$(45,568)	$(22,862)	$(124,075)
Net income (loss) per share:
Basic and diluted	$(0.07)	$(0.56)	$(0.28)	$(1.51)
Shares used in computing net income (loss) per share:
Basic and diluted	82,500,109	81,832,244	82,105,357	82,407,950

(1)Amounts include stock-based compensation expense as follows:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2024	2023	2024	2023
Stock-based compensation expense:
Cost of subscription and support revenue	$3,113	$3,580	$9,989	$10,488
Cost of license revenue	72	93	220	359
Cost of services revenue	4,722	4,631	14,154	14,377
Research and development	10,003	10,084	30,127	29,676
Sales and marketing	9,354	7,432	25,273	22,343
General and administrative	9,386	9,199	29,411	29,051
Total stock-based compensation expense	$36,650	$35,019	$109,174	$106,294

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)
	Three Months Ended April 30,		Nine Months Ended April 30,
	2024	2023	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(5,478)	$(45,568)	$(22,862)	$(124,075)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	5,591	5,682	16,525	19,911
Amortization of debt issuance costs	434	426	1,296	1,274
Amortization of contract costs	4,124	4,403	12,869	13,000
Stock-based compensation	36,650	35,019	109,174	106,294
Changes to allowance for credit losses and revenue reserves	52	11	(142)	(304)
Deferred income tax	(11,904)	(12,676)	(29,294)	(31,034)
Amortization of premium (accretion of discount) on available-for-sale securities, net	(3,269)	(1,736)	(9,492)	(2,458)
Gain on sale of strategic investment	—	—	(1,758)	—
Changes in fair value of strategic investments	(298)	—	(298)	—
Accelerated depreciation related to lease assignment	—	26,921	—	26,921
Gain from lease assignment	—	(18,419)	—	(18,419)
Other non-cash items affecting net income (loss)	(28)	(391)	(74)	(315)
Changes in operating assets and liabilities:
Accounts receivable	23,729	(1,768)	46,276	14,756
Unbilled accounts receivable	(35,057)	(27,818)	(33,955)	(57,278)
Prepaid expenses and other assets	(9,551)	(7,898)	(22,082)	(12,718)
Operating lease assets	2,060	(16,156)	6,106	(11,348)
Accounts payable	1,674	(4,436)	(10,538)	(6,725)
Accrued employee compensation	14,053	14,147	(25,604)	(18,392)
Deferred revenue	(14,256)	(3,069)	(28,012)	(29,360)
Lease liabilities	(1,891)	6,670	(5,136)	953
Other liabilities	(1,832)	(1,971)	(1,028)	(5,525)
Net cash provided by (used in) operating activities	4,803	(48,627)	1,971	(134,842)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(138,595)	(88,494)	(453,441)	(358,823)
Maturities and sales of available-for-sale securities	148,883	146,836	416,299	382,219
Purchases of property and equipment	(678)	(677)	(4,668)	(2,614)
Capitalized software development costs	(3,371)	(2,759)	(9,429)	(8,877)
Acquisition of strategic investments	(86)	(2,210)	(336)	(8,051)
Sale of strategic investment	—	—	6,508	—
Net cash provided by (used in) investing activities	6,153	52,696	(45,067)	3,854
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock upon exercise of stock options	10	225	14	227
Repurchase and retirement of common stock	—	(13,993)	—	(213,993)
Net cash provided by (used in) financing activities	10	(13,768)	14	(213,766)
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(1,354)	(282)	(2,915)	1,659

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	9,612	(9,981)	(45,997)	(343,095)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—Beginning of period	351,181	281,572	406,790	614,686
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—End of period	$360,793	$271,591	$360,793	$271,591

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended April 30,		Nine Months Ended April 30,
	2024	2023	2024	2023
Gross profit reconciliation:
GAAP gross profit	$142,227	$98,918	$396,925	$294,533
Non-GAAP adjustments:
Stock-based compensation	7,907	8,304	24,363	25,224
Amortization of intangibles	485	485	1,455	2,875
Non-GAAP gross profit	$150,619	$107,707	$422,743	$322,632

Income (loss) from operations reconciliation:
GAAP income (loss) from operations	$(16,696)	$(57,816)	$(62,887)	$(155,585)
Non-GAAP adjustments:
Stock-based compensation	36,650	35,019	109,174	106,294
Amortization of intangibles	1,367	1,367	4,101	5,521
Acquisition consideration holdback	(542)	706	143	2,209
Net impact of assignment of lease agreement	—	8,502	—	8,502
Non-GAAP income (loss) from operations	$20,779	$(12,222)	$50,531	$(33,059)

Net income (loss) reconciliation:
GAAP net income (loss)	$(5,478)	$(45,568)	$(22,862)	$(124,075)
Non-GAAP adjustments:
Stock-based compensation	36,650	35,019	109,174	106,294
Amortization of intangibles	1,367	1,367	4,101	5,521
Acquisition consideration holdback	(542)	706	143	2,209
Amortization of debt issuance costs	434	426	1,296	1,274
Changes in fair value of strategic investments	(298)	—	(298)	—
Gain on sale of strategic investment	—	—	(1,809)	—
Net impact of assignment of lease agreement	—	8,502	—	8,502
Tax impact of non-GAAP adjustments	(10,469)	(6,824)	(29,289)	(33,309)
Non-GAAP net income (loss)	$21,664	$(6,372)	$60,456	$(33,584)

Tax provision (benefit) reconciliation:
GAAP tax provision (benefit)	$(8,615)	$(10,660)	$(22,860)	$(25,776)
Non-GAAP adjustments:
Stock-based compensation	2,890	13,163	10,108	97,554
Amortization of intangibles	108	514	380	4,853
Acquisition consideration holdback	(43)	265	25	2,018
Amortization of debt issuance costs	34	160	120	1,160
Changes in fair value of strategic investments	(23)	—	(23)	—
Gain on sale of strategic investment	—	—	(191)	—
Net impact of assignment of lease agreement	—	3,196	—	3,196
Tax impact of non-GAAP adjustments	7,503	(10,474)	18,870	(75,472)
Non-GAAP tax provision (benefit)	$1,854	$(3,836)	$6,429	$7,533

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands except share and per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended April 30,		Nine Months Ended April 30,
	2024	2023	2024	2023

Net income (loss) per share reconciliation:
GAAP net income (loss) per share – diluted	$(0.07)	$(0.56)	$(0.28)	$(1.51)
Non-GAAP adjustments:
Stock-based compensation	0.44	0.43	1.31	1.29
Amortization of intangibles	0.02	0.02	0.05	0.07
Acquisition consideration holdback	(0.01)	0.01	—	0.03
Amortization of debt issuance costs	0.01	0.01	0.02	0.03
Changes in fair value of strategic investments	—	—	—	—
Gain on sale of strategic investment	—	—	(0.02)	—
Net impact of assignment of lease agreement	—	0.10	—	0.10
Tax impact of non-GAAP adjustments	(0.13)	(0.09)	(0.35)	(0.43)
Non-GAAP dilutive shares excluded from GAAP net income (loss) per share calculation	—	—	(0.01)	—
Non-GAAP net income (loss) per share – diluted	$0.26	$(0.08)	$0.72	$(0.42)

Shares used in computing Non-GAAP income (loss) per share amounts:
GAAP weighted average shares – diluted	82,500,109	81,832,244	82,105,357	82,407,950
Non-GAAP dilutive shares excluded from GAAP income (loss) per share calculation	1,453,086	—	1,293,859	—
Pro forma weighted average shares — diluted	83,953,195	81,832,244	83,399,216	82,407,950

The following table summarizes our free cash flow for the periods indicated below:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2024	2023	2024	2023
Free cash flow:
Net cash provided by (used in) operating activities	$4,803	$(48,627)	$1,971	$(134,842)
Purchases of property and equipment	(678)	(677)	(4,668)	(2,614)
Capitalized software development costs	(3,371)	(2,759)	(9,429)	(8,877)
Free cash flow	$754	$(52,063)	$(12,126)	$(146,333)

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Outlook
The following table reconciles the specific items excluded from GAAP outlook in the calculation of non-GAAP outlook for the periods indicated below (in millions):
	Fourth Quarter Fiscal Year 2024			Fiscal Year 2024
Income (loss) from operations outlook reconciliation:
GAAP income (loss) from operations	$5	—	$13	$(58)	—	$(50)
Non-GAAP adjustments:
Stock-based compensation	37	—	37	147	—	147
Amortization of intangibles	1	—	1	5	—	5
Non-GAAP income (loss) from operations	$43	—	$51	$94	—	$102